EXHIBIT 99.1
Complete Production Services, Inc. Reports First Quarter 2009 Results
Houston, April 28, 2009 (Business Wire) — Complete Production Services, Inc. (NYSE: CPX) today reported first quarter revenue of $336.7 million, EBITDA, as defined below, of $65.7 million, operating income of $14.0 million and a net loss of $0.3 million, or ($0.00) per diluted share. The results include a $4.9 million non-cash, pre-tax charge ($3.5 million after tax, or $0.05 per diluted share) related to an asset exchange.
“The contraction in North American oilfield activity levels, which began in November, accelerated through the first quarter,” commented Joe Winkler, Chairman and Chief Executive Officer. “While there were differences in the rate of change in activity levels by basin, no area or service line was immune from significant declines in utilization and price erosion.”
Revenue for the Completion and Production Services segment during the first quarter of 2009 was $287.5 million, a decrease of 18% year over year and down 29% sequentially. Segment EBITDA was $71.1 million when adjusted for the $4.9 million non-monetary asset exchange. Adjusted EBITDA margin for the segment was 24.7%, versus EBITDA margin of 29.6% for the quarter ending December 31, 2008.
First quarter Drilling Services segment revenue and EBITDA were $35.4 million and $6.9 million, respectively. First quarter EBITDA margins declined to 19.5% from 22.8% in the fourth quarter of 2008.
“Throughout the quarter we continued the implementation of cost savings initiatives which began in the fourth quarter of last year. The initiatives included workforce reductions, base and incentive compensation reductions and price concessions from our vendors. In addition to focusing on costs, we continued to refine and enhance our core service offerings. We exchanged the assets of our underperforming Canadian production testing business for the assets of a cased-hole E-Line operation, bolstering our already strong position in this market. We also took actions to reduce working capital, minimize capital expenditures and significantly reduce the borrowings on our revolving credit facility. The results were a $119.9 million reduction in our debt and a $5.7 million increase in our cash balance.”
“We have not yet seen the bottom of activity, nor have we seen the full impact of pricing pressure that will occur due to the excess service capacity in the marketplace. We will persist in appropriately reducing our cost structure, paying down our revolver, protecting our market position in key resource play basins and focusing on execution at the field level in order to capitalize on the eventual recovery,” concluded Mr. Winkler.

Complete Production Services, Inc. is a leading oilfield service provider focused on the completion and production phases of oil and gas wells. The company has established a significant presence in unconventional oil and gas plays in North America that it believes have the highest potential for long-term growth.
Conference Call
Complete will hold a conference call to discuss first quarter 2009 results on Wednesday, April 29, 2009 at 11:00 a.m. Eastern Time. To participate in the live conference call, dial 866-362-5158 at least ten minutes prior to the scheduled start of the call. When prompted, provide the passcode: 46749801. The conference call will be available for replay beginning at 2:00 p.m., April 29, 2009 and will be available until May 6, 2009. To access the conference call replay, please call 888-286-8010 and use the passcode: 15069606. The call is also being webcast and can be accessed at our website at www.completeproduction.com.
The foregoing contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are those that do not state historical facts and are, therefore, inherently subject to risk and uncertainties. The forward-looking statements included herein are based on current expectations and entail various risks and uncertainties that could cause actual results to differ materially from those forward-looking statements. Such risks and uncertainties include, among other things, risks associated with the general nature of the oilfield service industry. The company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this press release.
Management evaluates the performance of Complete’s operating segments using a non-GAAP financial measure, EBITDA. EBITDA is calculated as net income from continuing operations before net interest expense, taxes, depreciation and amortization, impairment charge, and minority interest. EBITDA is not a substitute for the GAAP measures of earnings and cash flow. EBITDA is used in this press release because our management considers it an important supplemental measure of performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.
For more information, please contact:
Jose Bayardo
Vice President and Chief Financial Officer
281-372-2300

Complete Production Services, Inc.
Consolidated Statements of Operations
For the Quarters Ended March 31, 2009 and 2008
(in thousands, except per share data)

	Quarter Ended
	March 31,
	2009	2008
	(unaudited)	(unaudited)
Revenue:
Services	$322,917	$404,963
Products	13,764	12,215

	336,681	417,178

Cost of services	211,213	244,987
Cost of products	10,495	7,820
General and administrative expense	49,278	44,643
Depreciation and amortization	51,689	39,251

	322,675	336,701

Income from continuing operations before interest and taxes	14,006	80,477

Interest expense	14,458	15,346
Interest income	(10)	(56)

Income (loss) from continuing operations before taxes	(442)	65,187

Tax provision	(106)	23,412

Income (loss) from continuing operations	$(336)	$41,775

Income from discontinued operations (net of tax)	—	2,151

Net income (loss)	$(336)	$43,926

Basic earnings per share:
Continuing operations	$(0.00)	$0.58
Discontinued operations	$—	$0.03

	$(0.00)	$0.61

Diluted earnings per share:
Continuing operations	$(0.00)	$0.57
Discontinued operations	$—	$0.03

	$(0.00)	$0.60

Weighted average shares outstanding:
Basic	74,895	72,562
Diluted	74,895	73,712

Complete Production Services, Inc.
Condensed Consolidated Balance Sheets
As of March 31, 2009 and December 31, 2008
(in thousands)

	March 31, 2009	December 31, 2008
	(unaudited)	(unaudited)
Assets:
Cash and cash equivalents	$24,778	$19,090
Other current assets	339,269	428,044
Property, plant and equipment, net	1,114,202	1,166,453
Goodwill	341,512	341,592
Other long-term assets	37,641	39,698

Total assets	1,857,402	1,994,877

Liabilities and stockholders’ equity:
Current liabilities	109,605	135,560
Long-term debt	727,420	843,842
Long-term deferred tax liabilities	149,457	146,359

Total liabilities	986,482	1,125,761

Common stock	750	748
Treasury stock	(270)	(202)
Additional paid-in capital	627,486	623,988
Retained earnings	231,744	232,080
Cumulative translation adjustment	11,210	12,502

Total stockholders’ equity	870,920	869,116

Total liabilities and stockholders’ equity	$1,857,402	$1,994,877

Complete Production Services, Inc.
Cash Flow Data
For the Quarter Ended March 31, 2009
(in thousands)

March 31,
2009
(unaudited)
Cash flows provided by/(used for):
Operating activities	$132,356
Investing activities:
Capital expenditures	$(12,828)
Other investing activities	$7,156
Financing activities	$(121,282)

Complete Production Services, Inc.
Consolidated Segment Information
For the Quarters Ended March 31, 2009 and 2008,
and December 31, 2008
(in thousands, except percentages)

	Quarter Ended
	March 31,	March 31,	December 31,
	2009	2008	2008
	(unaudited)	(unaudited)	(unaudited)
Revenue:
Completion and production services	$287,526	$351,652	$407,252
Drilling services	35,391	53,311	61,393
Products	13,764	12,215	18,413

Total revenues	$336,681	$417,178	$487,058

EBITDA: (1)
Completion and production services	$66,224	$112,176	$120,436
Drilling services	6,887	12,217	14,010
Products	2,551	3,290	2,468
Corporate and other	(9,967)	(7,955)	(12,052)

Total EBITDA	$65,695	$119,728	$124,862

EBITDA as a % of Revenue:
Completion and production services	23.0%	31.9%	29.6%
Drilling services	19.5%	22.9%	22.8%
Products	18.5%	26.9%	13.4%
Total	19.5%	28.7%	25.6%

(1)	EBITDA is a non-GAAP measure used by management, as defined in the last paragraph of this press release.

Complete Production Services, Inc.
Reconciliation of EBITDA to the Most Comparable GAAP Measure
For the Quarters Ended March 31, 2009 and 2008, and December 31, 2008
(unaudited, in thousands)

	Completion
	& Production	Drilling		Corporate &
	Services	Services	Products	Other	Total
Quarter Ended March 31, 2009:
EBITDA	$66,224	$6,887	$2,551	$(9,967)	$65,695
Depreciation & amortization	44,926	5,548	634	581	51,689

Operating income (loss)	$21,298	$1,339	$1,917	$(10,548)	$14,006

Quarter Ended March 31, 2008:
EBITDA	$112,176	$12,217	$3,290	$(7,955)	$119,728
Depreciation & amortization	33,730	4,416	546	559	39,251

Operating income (loss)	$78,446	$7,801	$2,744	$(8,514)	$80,477

Quarter Ended December 31, 2008:
EBITDA	$120,436	$14,010	$2,468	$(12,052)	$124,862
Depreciation & amortization	44,301	5,434	775	604	51,114
Impairment charge	243,203	27,410	1,393	—	272,006

Operating income (loss)	$(167,068)	$(18,834)	$300	$(12,656)	$(198,258)

Complete Production Services, Inc.
Reconciliation of Earnings Per Share per GAAP to Earnings Per Share Less Loss
on Non-Monetary Asset Exchange and Impairment Charge
For the Quarters Ended March 31, 2009 and December 31, 2008
(unaudited, in thousands except per share amounts)

	Quarter	Quarter
	Ended	Ended
	March 31,	December 31,
	2009	2008
	(unaudited)	(unaudited)

Net loss from continuing operations, as reported	$(336)	$(214,555)
Add: Impairment charge	—	272,006
Add: Loss on non-monetary asset exchange	4,868	—
Less: Tax benefit recognized from asset exchange and impairment	(1,399)	(19,030)

Adjusted net income	$3,133	$38,421

Basic weighted average shares outstanding, as reported	74,895	74,718
Add: Dilutive securities:
Stock options	49	165
Restricted shares	239	229

Adjusted diluted weighted average shares	75,183	75,112

Diluted earnings per share:

As reported	$(0.00)	$(2.87)

As adjusted	$0.04	$0.51